Exhibit 10.1
***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 16, 2022 (this “Amendment”), among MASIMO CORPORATION, a Delaware corporation, as borrower (the “Borrower”), each of the lenders party hereto with an Incremental Revolving Commitment (as defined below) (the “Incremental Lenders”), each Issuing Bank and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including all Schedules and Exhibits thereto, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”), by and among, the Borrower, the Lenders and Issuing Banks party thereto from time to time and the Administrative Agent, pursuant to which the Lenders and Issuing Banks extended credit to the Borrower in the form of, among others, Revolving Loans and Letters of Credit;
WHEREAS, pursuant to Section 2.21 of the Existing Credit Agreement, the Borrower has requested an increase of $205,000,000 in the aggregate amount of Revolving Commitments, which increase will cause the aggregate amount of Revolving Commitments to increase from $500,000,000 to $705,000,000, pursuant to the terms of this Amendment;
WHEREAS, each signatory hereto and identified on Annex I as an Incremental Revolving Lender (the “Incremental Revolving Lenders”) has agreed to provide additional Revolving Commitments (such commitments, the “Incremental Revolving Commitments”) in an amount equal to the amount set forth opposite its name on Annex I, which Incremental Revolving Commitments shall be added to (and constitute a part of) the existing Revolving Commitments on the First Amendment Effective Date (as defined below);
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
Section 1.     Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Existing Credit Agreement.
Section 2.    Agreements. On and as of the First Amendment Effective Date (as defined below):
(a)    Each Incremental Revolving Lender hereby agrees to provide Incremental Commitments to the Borrower in an amount equal to the amount set forth opposite its name on Annex I. The Incremental Revolving Commitments shall constitute a single Class with the existing Revolving Commitments, and shall be on the same terms (including the with respect to pricing and maturity date thereof) as, the then-existing Revolving Commitments.

(b)    Each Incremental Revolving Lender will be a “Revolving Lender” and a “Lender” under the Credit Agreement and be bound by the terms, conditions and obligations of the Credit Agreement as such. Each Incremental Revolving Commitment shall constitute a “Revolving Commitment” and a “Commitment”, and the Loans made thereunder shall constitute “Revolving Loans” and “Loans” under the Credit Agreement, on the same terms and conditions applicable thereto as set forth therein.
(c)    The Borrower shall be deemed to borrow from the Incremental Revolving Lenders and prepay Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (such Revolving Loans, the “Existing Revolving Loans”) of the Revolving Lenders under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (such Lenders, the “Existing Revolving Lenders”) such that, after giving effect to such deemed borrowings and prepayments, the Existing Revolving Loans (including, without limitation, the Types and Interest Periods thereof) and participations in Letters of Credit shall be held by the Revolving Lenders (including the Incremental Revolving Lenders) ratably in accordance with their respective Revolving Commitments (including their Incremental Revolving Commitments). On and after the date hereof, the ratable share of each Lender’s participation in Letters of Credit and Revolving Loans from draws under Letters of Credit shall be calculated after giving effect to the Incremental Revolving Commitments. It is understood that the Interest Periods in existence prior to the First Amendment Effective Date will continue, and that only the Existing Revolving Lenders will receive payments of interest in respect of Existing Revolving Loans held by them in the applicable Borrowing for the portion of such Interest Period prior to the date hereof.
Section 3.    Amendments to the Credit Agreement. On and as of the First Amendment Effective Date (as defined below), the following amendments shall be made to the Credit Agreement:
(a)    Amended Schedule. Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2.01 attached hereto as Annex II.
(b)    Amended Definitions. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Commitments” in its entirety as follows:
“Revolving Commitment” with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments on the First Amendment Effective Date is $705,000,000.

(c)    Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“First Amendment Effective Date” means May 16, 2022.
Section 4.    Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied or waived (the “First Amendment Effective Date”):
(a)    Executed Amendment. The Administrative Agent (or its counsel) shall have received from each Incremental Revolving Lender [and each Issuing Bank] either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    Reaffirmation Agreement. The Administrative Agent (or its counsel) shall have received from each Guarantor a customary reaffirmation agreement, pursuant to which such Guarantor reaffirms its obligations under the Guaranty and the other Loan Documents, in form and substance reasonably acceptable to the Administrative Agent.
(c)    Legal Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Incremental Revolving Lenders and the Issuing Banks and dated the First Amendment Effective Date) of Paul Hastings LLP, counsel for the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.
(d)    Fees and Expenses. The Administrative Agent shall have received all fees, reasonable and documented expenses and other compensation payable in respect of this Agreement and the Incremental Revolving Commitments, as separately agreed between the Administrative Agent and the Borrower in writing.
(e)    Secretary’s Certificate. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(f)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate, duly executed and delivered by a Financial Officer of the Borrower, substantially in the form of Exhibit D to the Existing Credit Agreement.
(b)    Representations and Warranties.
(i)    The representations and warranties of the Loan Parties contained in the Credit Agreement and each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the First Amendment Effective Date, as though made on and as of the First Amendment Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(ii)    The representations and warranties set forth in Section 5 of this Amendment shall be true and correct.
(c)    No Default. On and as of the First Amendment Effective Date, both before and after giving effect to this Amendment and the Incremental Revolving Commitments, no Default or Event of Default (including Specified Events of Default) shall have occurred and be continuing.
(d)    Financial Covenant. After giving effect to this Amendment and the Incremental Revolving Commitments [(and any Borrowings to be made on the First Amendment Effective Date)], on and as of the First Amendment Effective Date, the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.09 of the Credit Agreement.
(e)    Closing Certificate. The Administrative Agent shall have received a certificate, duly executed and delivered by an officer of the Borrower, certifying as to the satisfaction of the conditions contained in clauses (g), (h) and (i) of this Section 4.
Section 5.     Representations and Warranties. The Borrower represents and warrants that:
(a)     The transactions contemplated by this Amendment are within the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or equity holder action. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the

Borrower or any of its Subsidiaries (other than Liens permitted under Section 6.02(a) of the Credit Agreement).
Section 6.     Miscellaneous.
(a)    Confirmation of Loan Documents. The Borrower hereby covenants and agrees that, except as expressly amended and/or modified by this Amendment, all of the terms, conditions, and provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. All of the indebtedness represented by the Loan Documents and all other obligations, responsibilities, and liabilities of the Borrower to the Lenders and the Administrative Agent are owed without any offset, defenses, or counterclaims whatsoever.
(b)    Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Existing Credit Agreement, or any waiver of the terms, conditions, or provisions of the Existing Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders, Issuing Banks and/or the Administrative Agent under the Loan Documents. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby.
(c)    Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(d)    Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.
(e)    References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
(f)    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
(g)    Miscellaneous. This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.03, 9.06, 9.07, 9.09, 9.10, 9.11, 9.12, 9.13 and 9.18.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

MASIMO CORPORATION,
a Delaware corporation

By:	/s/ MICAH YOUNG
Name: Micah Young
Title: Executive Vice President and Chief Financial Officer

CITIBANK, N.A. individually and as Incremental
Revolving Lender, and as Administrative Agent, and
as Issuing Bank

By:	/s/ H. HIRO EBIHARA
Name: H. Hiro Ebihara
Title: Authorized Signatory

Annex I

Incremental Revolving Commitments

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Annex II

Schedule 2.01

Commitments

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